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                                                                   Exhibit 10.32

                               GREENPOINT MORTGAGE

                           LENDER ASSOCIATE AGREEMENT

THIS LENDER ASSOCIATE AGREEMENT ("Agreement"), made this the 9th day of November 1998, by and between E-LOAN, Inc. a California Corporation duly organized and validly existing under the laws of California with its principal place of business at 540 University, Ave, Suite 350, Palo Alto, CA 94301 ("Associate"), and GreenPoint Mortgage Corp., ("GreenPoint") a corporation duly organized and validly existing under the laws of New York, with its principal place of business at 5032 Parkway Plaza Boulevard, Charlotte, North Carolina 28217.

WHEREAS, Associate intends from time to time to originate conventional mortgage loans ("loans" or, individually, a "loan") and to offer, servicing released, to GreenPoint such loan applications that meet GreenPoint's underwriting standards in effect at time of each assignment and delivery; and

WHEREAS, GreenPoint, as part of its business, from time to time makes loans meeting specific requirements, and GreenPoint intends to take assignment and delivery from Associate certain loan applications, and the servicing rights relating thereto, that the Associate originates and that GreenPoint, in its sole discretion, deems advisable.

NOW, THEREFORE, in consideration of the above named premises and the terms and conditions herein contained, the Associate and GreenPoint hereby agree as follows:

1.       DEFINITIONS:

         Originate means to take a loan application and process it. Originate, as used herein, NEVER includes underwriting or closing:

         Mortgage and mortgages, as used herein, mean mortgage(s), security deed(s), trust deed(s), and deeds(s) of trust. Mortgagor and mortgagors, as used herein, mean mortgagor(s), trustor(s) of trust deed(s) or deed(s) of trust, and grantor(s) or security deed(s). Trustees under trust deeds or deeds of trust are subject to GreenPoint approval.

         To take an application means to obtain information and signature(s) from applicant(s) by thoroughly completing an application form and supplement AND to obtain authorization signature(s) on forms necessary to verify application information AND to obtain miscellaneous items that are obtainable at application, all in accordance with the requirements of the Manual.

         Manual or Guide, as used herein, is a description of GreenPoint's Wholesale Guide, including applicable procedures, policies and loan products, and each provision of the Manual, together with all revisions to it, is incorporated into this Agreement for all purposes.
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2.       REPRESENTATIONS AND WARRANTIES:

         Associate and GreenPoint each represent to the other that as to itself it is a duly organized and validly existing entity and that it is in good standing under applicable laws and regulations of the United States and of the State of its organization; that it and its officers acting on its behalf have the requisite corporate authority and capacity to enter

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                               GREENPOINT MORTGAGE

         into this Agreement and engage in the transactions contemplated hereby; and that its compliance with the terms and conditions of this Agreement do not violate any provisions of its Charter or Articles of Incorporation or by-laws or any instrument relating to the conduct of its business or any other agreement to which it may be a part. Associate further represents and warrants that it is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

         Associate represents and warrants that it complies and will continue to comply with the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Truth In Lending Act, the Fair Credit Report Act, the Flood Disaster Protection Act, and all other applicable federal, state, and local laws and regulations to the extent that they apply to the Associate's undertaking herein. Associate further represents and warrants that applications submitted to GreenPoint will not contain misrepresentations or material inaccuracies and will not involve fraud.

         Associate acknowledges that certain loans and loan applications may be subject to guidelines issued by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") or other investors whose guidelines may be provided to Associate by GreenPoint from time to time. Associate represents and warrants that in submitting applications to GreenPoint, Associate is in compliance with all applicable guidelines relating to the processing and the submission of such applications.

3.       GENERAL DESCRIPTION:

With the signing of this Agreement by Associate and GreenPoint, a relationship is formed as follows:

         Associate takes application, prepares and provides applicant with Good Faith Estimate and initial Truth In Lending disclosures, provides applicant with Settlement Cost Booklet and, if applicable, ARM booklet and disclosure, collects deposit for appraisal and credit report and underwriting and accounts for same, processes the application, obtains mortgage insurance when applicable, and otherwise complies with the requirements of the Manual. Associate forwards to GreenPoint a copy of application, a copy of Good Faith Estimate and initial Truth In Lending disclosures, a copy of sales contract, and all other documents required by the Manual. GreenPoint underwrites the application and provides the Associate with underwriting decision. Associate advises applicant of loan approval, provides GreenPoint with information necessary for preparing closing instructions, and performs all other duties as outlined in the Manual. GreenPoint is responsible for servicing thereafter. GreenPoint pays to Associate, at loan closing, ONE HUNDRED percent (100.00%) of the origination fee plus any discount in excess of that required by GreenPoint.

4.       LOCK-INS:

         In accordance with the Manual, Associate can obtain from GreenPoint pricing information and can lock a loan. Associate may issue a lock-in letter to an applicant using the form approved by state regulators but said lock letter shall not be binding on GreenPoint.

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                               GREENPOINT MORTGAGE

         Upon issuance of a lock-in confirmation and receipt of all required documentation by GreenPoint, GreenPoint is obligated to underwrite the loan, and if the application package is approved, GreenPoint is obligated to close the loan in accordance with the lock confirmation, provided that all requirements contained in GreenPoint's closing instructions are met. Associate will provide its best efforts to process the loan application in a timely manner and submit same for underwriting. GreenPoint will use its best efforts to underwrite and approve (or decline) all such applications in a timely manner. It is expressly agreed that neither product availability nor interest rate nor discount is guaranteed until issuance of a lock-in confirmation by GreenPoint.

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                               GREENPOINT MORTGAGE

5.       REQUIRED DELIVERY:

         All loan applications locked with GreenPoint or underwritten by GreenPoint must be assigned and delivered to GreenPoint unless reasons for non-assignment and non-delivery are beyond reasonable control of the Associate. To evidence the reason for non-delivery and non-assignment, Associate will furnish GreenPoint a copy of the Equal Credit Opportunity Act adverse action notice that it provided to the applicant and/or such other information and documentation as GreenPoint may require. If an applicant cancels his or her application after such application has been locked in with or underwritten by GreenPoint, and such applicant subsequently applies to Associate for a loan type offered by GreenPoint, Associate must offer such loan application to GreenPoint for assignment and delivery.

6.       LOAN TYPES:

         From time to time GreenPoint will provide Product Description Sheets to Associate as part of the Manual. These sheets represent loan types available to the Associate and may provide information concerning, but not limited to, fees, maximum loan-to-value, private mortgage insurance, underwriting, income ratios, and assumptions. Any or all of said types and the processing and closing requirements for said types may be changed or canceled at any time; however, such change or cancellation does not affect existing lock-in commitments. GreenPoint will notify Associate of changes and/or cancellations by Associate Program Announcements and/or by revisions to the Manual. Approvals of individual loans by GreenPoint will take the form of a written approval letter if the loan involves proposed construction and written closing instructions if the loan involves existing construction.

7.       TERMINATION OR MODIFICATION:

         This Agreement will continue until terminated by either GreenPoint or Associate. Said termination will be effective fifteen (15) days after written termination notice is received by the other party. Applications locked-in with GreenPoint at time of termination will thereafter be delivered by Associate to GreenPoint under terms of this Agreement as if it had not been terminated. All representations, warranties, rights to audits, repurchase obligations, and other remedies will survive said termination.

         This Agreement may be modified only if done so in writing and signed by both Associate and GreenPoint. Associate acknowledges that GreenPoint may at any time modify the provisions of the Manual, including descriptions of the loan types offered by GreenPoint.

8.       REPURCHASE:

         Subject to the right to cure described below, Associate agrees to repurchase from GreenPoint within thirty business days after GreenPoint's demand any closed loan: (1) if Associate has failed to fully comply in its activities relating to the loan with any applicable laws and regulations or with any applicable provisions relating to the secondary market; (2) if the loan documentation for which Associate is responsible is incomplete, incorrect, or improperly prepared; (3) if a loan in default has a material misrepresentation by the mortgagor and such misrepresentation was a material cause for the default; or (4) if any representation or warranty by Associate was otherwise breached. If Associate cures to GreenPoint's satisfaction the defect or deficiency identified by GreenPoint within the thirty day period described above, Associate shall not be obligated to repurchase the loan in question.

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                               GREENPOINT MORTGAGE

         The repurchase price shall be as follows: (1) if the loan has been assigned to a secondary market investor by GreenPoint, the repurchase price shall be equal to the net amount paid by GreenPoint to such assignee to repurchase such loan, plus accrued but unpaid interest on such loan from date of repurchase by GreenPoint through date of repurchase by Associate, less borrower's current escrow/impound balance, if any, deposited with GreenPoint; or (2) if the loan has never been assigned by GreenPoint, the repurchase price shall be equal to the unpaid balance of the loan, less borrower's current escrow/inpound balance, if any, deposited with GreenPoint, plus GreenPoint's cost to carry the loan for the period from date of loan closing by GreenPoint through the date of repurchase by Associate.

9.       DEFAULT AND REMEDIES:

         Associate will be in default under this Agreement if it breaches any of the terms of this Agreement, including but not limited to: (a) any obligation contained in Section 8 hereof; (b) failing to deliver all applications locked-in except if excused under provisions of Section 5 hereof; (c) failing to deliver to GreenPoint any loan application for a loan type offered by GreenPoint relating to the same applicant, and secured by the same property that was the subject of a previously locked in or underwritten loan application that was not delivered; (d) failing to make best efforts in loan origination responsibilities; and
         (e) failing to follow any policy or procedure contained in the Manual as may be revised from time to time. If Associate is in default under this Agreement, GreenPoint will be entitled to elect any remedy that may be available to it at law. All remedies provided in this Agreement are cumulative and non-exclusive. If GreenPoint engages an attorney to enforce this Agreement and prevails, GreenPoint will be entitled to be reimbursed by Associate for all court costs, expenses and attorney fees associated with such an enforcement action.

10.      LOAN DENIALS:

         GreenPoint alone shall make its underwriting determinations in accordance with its underwriting guidelines. If GreenPoint declines a loan application, it shall prepare and send an adverse action notice to the Lender Associate. If GreenPoint declines a loan application and the Lender Associate is unable to make or arrange for an offer of credit with another creditor or if the applicant does not expressly accept or use any credit offered, Lender Associate shall deliver to the applicant the adverse action notice provided by GreenPoint as required by applicable law.

11.      PREPAYMENT IN FULL:

         GreenPoint shall provide Associate with written notice should GreenPoint, or its successors or assigns, receive funds sufficient to prepay in full any Loan within Ninety (90) calendar days following the date GreenPoint purchases such a Loan from Associate. Within thirty
         (30) calendar days following the date of such notice, Associate shall forward to GreenPoint an amount equal to the total of all compensation paid, directly or indirectly, to Associate by GreenPoint in connection with such a Loan.

12.      MISCELLANEOUS PROVISIONS:

         A. GreenPoint's failure to enforce a provision of this Agreement does not constitute a waiver of that or any other provision of this Agreement.

         B. This Agreement shall be construed and governed by the laws of the State of North Carolina.

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                               GREENPOINT MORTGAGE

         C. Concerning each and every term, condition and provision of this Agreement and the commitments entered pursuant thereto, time is of the essence.

         D. Associate's rights and obligations hereunder are not assignable without GreenPoint's written consent. GreenPoint has the right to assign this Agreement and its duties, obligations or rights hereunder upon written notice to Associate.

         E. Associate will promptly advise GreenPoint of any substantial change in its ownership, financial condition, or senior management. In addition to GreenPoint 's rights to terminate this Agreement as provided above, GreenPoint may refuse to lock in Associate's loans if GreenPoint reasonably determines that Associate will be unable to fulfill any of its obligations under this Agreement.

         F. GreenPoint will have access to books and records of Associate as it may reasonably require in order to verify that locked in loans not delivered by Associate were not closed because of reason permitted under Section 5 above.

         G. Associate shall cooperate with GreenPoint in furnishing documents and information as requested from time to time by GreenPoint.

IN WITNESS WHEREOF, GreenPoint and Associate hereto execute this Agreement as evidenced by the signatures of the duly authorized officers of each.

GreenPoint Mortgage Corp.

(GreenPoint)                               (Associate)

BY:                                        BY: /s/ Janina Pawlowski

TITLE:                                     TITLE: President

DATE:                                      DATE: 11/9/98

ATTEST:                                    ATTEST:

(SEAL)                                     (SEAL)

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